                                                                EXHIBIT 23.2



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this registration statement on Form S-8 of our report dated January 26, 1996, on our audits of the consolidated financial statements and financial statement schedule of Oasis Residential, Inc. as of December 31, 1995 and 1994, and for the years ended December 31, 1995, 1994, and 1993, which report is included in the Company's Annual Report on Form 10-K.


                                                COOPERS & LYBRAND L.L.P.


San Francisco, California
June 26, 1996